Exhibit 4.28

UNDERWRITING AGREEMENT

May 7, 2009

Response Biomedical Corporation
1781 - 75th Avenue West
Vancouver, BC
V6P 6P2

Attention:	Mr. S. Wayne Kay Chief Executive Officer

Dear Sir:

Haywood Securities Inc. ("Haywood" or the "Underwriter") understands that Response Biomedical Corporation (the "Corporation") proposes to issue and sell to the Underwriter 73,333,333 units of the Corporation (the "Units") at a price of $0.15 per Unit with each Unit consisting of one common share (a "Unit Share") in the capital of the Corporation and one half of one common share purchase warrant (each whole warrant being a "Warrant"). Each Warrant shall entitle the holder thereof to acquire one common share (each a "Warrant Share") at an exercise price of $0.25 per Warrant Share for a period of 24 months following the closing of the Offering (as hereinafter defined).

To that end, the Underwriter understands that the Corporation is eligible to file and has prepared and will file within the time limits and on the terms set out below, an amended and restated preliminary short form prospectus (as amended and restated, the "Preliminary Prospectus"), to incorporate the terms set out herein, and will prepare and file a (final) short form prospectus (the "Final Prospectus") and all related documents, with the securities regulatory authority in each of the provinces and territories of Canada, other than the Province of Quebec (the securities regulatory authorities, collectively, the "Qualifying Authorities", and the provinces and territories, collectively, the "Qualifying Canadian Jurisdictions") in order to qualify for Distribution (as defined below) to the public the Units in each of the Qualifying Canadian Jurisdictions.

On the basis of the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions further set out below, the Corporation agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Corporation 73,333,333 Units at a purchase price of $0.15 per Unit.

The Underwriter shall have an option (the "Over-Allotment Option"), which Over-Allotment Option may be exercised in the Underwriter's sole discretion and without obligation, to purchase up to an additional 11,000,000 Units (the "Additional Units"), each Additional Unit consisting of one common share (an "Additional Unit Share") and one half of one common share purchase warrant (each whole warrant being an "Additional Warrant"). Each Additional Warrant shall entitle the holder thereof to acquire one common share (each an "Additional Warrant Share") at an exercise price of $0.25 per Additional Warrant Share for a period of 24 months following closing of the Offering (as hereinafter defined). The Over-Allotment Option shall be exercisable, in whole or in part, by notice in writing to the Corporation delivered by the Underwriter, for a period of up to 30 days following the Closing Date (as hereinafter defined), to cover over-allotments, if any, and for market stabilization purposes. The terms governing the Warrants, including the Additional Warrants will be set out in an indenture (the "Warrant Indenture"), the form of which will be subject to the approval of the Corporation and the Underwriter, acting reasonably.

The offering of the Units (which term shall include any Additional Units to be purchased in the event of the exercise of the Over-Allotment Option) by the Corporation is hereinafter referred to as the "Offering".

The Corporation and the Underwriter agree that any sales or purchases of Units in the United States or to, or for the account or benefit of, a U.S. Person (i) will be made in accordance with Schedule "C" attached hereto (which schedule is incorporated into and forms part of this Agreement), (ii) will be conducted in such a manner so as not to require registration thereof or the filing of a registration statement with respect thereto under the U.S. Securities Act (as defined below), and (iii) will be conducted through an affiliate of the Underwriter duly registered with the SEC (as defined below) and the Financial Industry Regulatory Authority, Inc. and in compliance with U.S. Securities Laws (as defined below).

The Underwriter may, to the extent permitted by Schedule "C" hereto, designate persons to purchase the Units directly from the Corporation in the United States as substituted purchasers (the "Substituted Purchasers") and to the extent that Substituted Purchasers purchase at the Closing Time, the obligations of the Underwriter to do so will be reduced by the number of Units purchased from the Corporation by Substituted Purchasers. The Corporation agrees that the Underwriter will be permitted to appoint, at its sole expense, other registered dealers or other dealers duly qualified in their respective jurisdictions, in each case acceptable to the Corporation, acting reasonably, as its agents to assist with the Offering in the Offering Jurisdictions (as defined below) and that the Underwriter may determine the remuneration payable to such other dealers appointed by it.

In consideration of the services to be provided by the Underwriter under this Agreement as set forth in Section 5 of this Agreement, the Corporation shall pay to the Underwriter a fee in the amount of 5% of the gross proceeds realized on the sale of the Units (including for greater certainty, any Additional Units) (the "Underwriting Fee") and that number of broker warrants (the "Broker Warrants") equal to 3% of the aggregate number of Units (including for greater certainty, any Additional Units) sold pursuant to the Offering. However, if the gross proceeds of the Offering (excluding proceeds arising from the subscriptions of investors identified by the Corporation) are less than $5,000,000, than the Underwriter will receive a commission equal to 8% of the gross proceeds of the Offering (excluding proceeds arising from the subscriptions of investors identified by the Corporation), and a number of Broker's Warrants equal to 3% of the Units sold in the Offering (excluding Units sold to investors identified by the Corporation).

Each Broker Warrant shall entitle the holder thereof to acquire one common share (each a "Broker Warrant Share") at an exercise price of $0.25 per Broker Warrant Share for a period of 24 months following closing of the Offering. The terms governing the broker warrants will not be set out in the Warrant Indenture but rather in a separate stand-alone certificate and the Corporation will apply to the TSX (as defined below) to permit the Brokers Warrants to be exercised without cash consideration pursuant to Section 608 (c) of the TSX Company Manual.

TERMS AND CONDITIONS

The following are the terms and conditions of the agreement between the Corporation and the Underwriter:

Section 1 DEFINITIONS AND INTERPRETATION

(a)	Unless otherwise defined in this Agreement, the following terms shall have the following meanings:

"Affiliate" means an "affiliate" as defined in Rule 405 under the U.S. Securities Act;

"Business Day" means any day other than a Saturday, Sunday or statutory or civic holiday in Toronto, Ontario or Vancouver, British Columbia;

"Canadian Securities Laws" means, collectively, all applicable securities laws of each of the Qualifying Canadian Jurisdictions and the respective rules and regulations under such laws, together with applicable published policy statements, notices and orders of the Qualifying Authorities;

"Closing Date" means May 21, 2009 or such earlier or later date as the Corporation and the Underwriter may agree upon in writing, acting reasonably, but in any event no later than June 1, 2009;

"Closing Time" means 8:00 a.m. (Toronto time) on the Closing Date or any Subsequent Closing Date, or such other time on the Closing Date or any Subsequent Closing Date as the Corporation and Underwriter may agree;

"Common Shares" means the common shares of the Corporation;

"Continuous Disclosure Materials" means all documents published or filed by the Corporation with the Qualifying Authorities in each Qualifying Canadian Jurisdiction;

"Debt Instrument" means any loan, bond, debenture, promissory note or other instrument evidencing material indebtedness for borrowed money or other material liability, other than inter-company debt instruments;

"Distribution" means "distribution" of the Units or "distribution to the public" of the Units as those terms are defined under applicable Canadian Securities Laws;

"Documents Incorporated by Reference" means, collectively, the documents specified in the Offering Documents as being incorporated therein by reference;

"Financial Information" means all financial statements of the Corporation and the Corporation's management's discussion and analysis included or incorporated by reference in the Offering Documents;

"GAAP" means Canadian generally accepted accounting principles applied on a consistent basis during the periods involved;

"Leased Premises" means the premises which are material to the Corporation or any of the Subsidiaries, and which the Corporation or any of the Subsidiaries occupies as tenant;

"Material Adverse Effect" or "Material Adverse Change" means any effect or change on the Corporation or its Subsidiaries or their respective businesses that is or is reasonably likely to be materially adverse to the results of operations, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flow, income, prospects or business operations of the Corporation and its Subsidiaries and their respective businesses, taken as a whole;

"Material Agreement" means any material note, indenture or other form of indebtedness and any material contract, agreement (written or oral), instrument, lease or other document to which the Corporation or any of the Subsidiaries is a party or any such document or arrangement by which a material portion of the Corporation's or any Subsidiaries' assets are bound;

"Offering" means the offering of Units contemplated hereby and by the Offering Documents;

"Offering Documents" means, collectively, the Preliminary Prospectus, the Final Prospectus, the U.S. Preliminary Offering Memorandum, the U.S. Final Offering Memorandum and, where applicable, the Documents Incorporated by Reference;

"Offering Jurisdictions" means the provinces and territories of Canada other than the Province of Quebec, off-shore jurisdictions, the United States and the states and territories thereof and such other jurisdictions as may be mutually agreed upon by the Underwriter and the Corporation where the Units are offered and sold to prospective purchasers, as the context permits or requires;

"Outstanding Convertible Securities" means all existing rights, agreements, arrangements or options, present or future, contingent or absolute, or any right or privilege capable of becoming a right, agreement or option, for the purchase, subscription or issuance of any Common Shares or any other security convertible into or exchangeable for Common Shares, including options granted to officers, directors or employees, whether issued pursuant to an established plan or otherwise;

"Passport System" means the passport system procedures provided for under National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions;

"Person" means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

"Prospectus Amendment" means any amendment to any or all of the Preliminary Prospectus or the Final Prospectus required to be prepared and filed by the Corporation under applicable Canadian Securities Laws in connection with the Distribution of Units;

"SEC" means the United States Securities and Exchange Commission; "Selling Firms" has the meaning given in Section 2(a)(i);
"Subsequent Closing Date" means the closing date relating to the issue and sale of the Additional Units upon the exercise of the Over-Allotment Option;

"Subsidiaries" means the entities or entity set out in Schedule "A" attached hereto (which schedule is incorporated into and forms part of this Agreement) in which the Corporation holds the percentages of securities or other ownership interests therein set forth;

"Supplementary Material" means, collectively, any amendment or supplement to the Preliminary Prospectus or the Final Prospectus, any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Corporation under Canadian Securities Laws prior to the Closing Time or, where such documents are deemed to be incorporated by reference into the Preliminary Prospectus or the Final Prospectus, prior to the expiry of the period of Distribution of the Units;

"Survival Limitation Date" means the later of: (i) the second anniversary of the Closing Date; and (ii) the latest date under Canadian Securities Laws relevant to a purchaser of any Units (non-residents of Canada being deemed to be resident in the Province of British Columbia for such purposes) that a purchaser of Units may be entitled to commence an action or exercise a right of rescission, with respect to a misrepresentation contained in the Final Prospectus or, if applicable, any Supplementary Material, provided that in no event shall such date extend beyond the third anniversary of the Closing Date;

"Transfer Agent" means Computershare Investor Services Inc., the registrar and transfer agent for the Common Shares;

"TSX" means The Toronto Stock Exchange;

"TSX Delisting Review" means the TSX Delisting Review referred to in the Corporation's news release dated October 14, 2008;

"Underwriter" means Haywood Securities Inc.;

"United States" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

"U.S. Affiliate" of the Underwriter means its U.S. registered broker-dealer Affiliate;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"U.S. Final Offering Memorandum" means the Final Prospectus supplemented with wrap pages for the purpose of, among other things, describing restrictions imposed under the U.S. Securities Act;

"U.S. Person" means a "U.S. person" as that term is defined in Regulation S adopted by the SEC under the U.S. Securities Act;

"U.S. Preliminary Offering Memorandum" means the Preliminary Prospectus supplemented with wrap pages for the purpose of, among other things, describing restrictions imposed under the U.S. Securities Act;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

"U.S. Securities Laws" means the applicable blue sky or securities legislation in the United States or any state or territory of the United States or the District of Columbia, together with the U.S. Exchange Act and the U.S. Securities Act and the rules and regulations of the SEC thereunder.

(b)
The division of this Agreement into sections, paragraphs, subparagraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, paragraphs, subparagraphs and other subdivisions are to sections, paragraphs, subparagraphs and other subdivisions of this Agreement.

(c)	Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

(d)
The Units to be issued and sold by the Corporation and the Broker Warrants to be issued to the Underwriter hereunder shall be duly and validly created and issued by the Corporation and, when issued and sold by the Corporation, such Units and Broker Warrants shall have the rights, privileges, restrictions and conditions that conform in all material respects to the rights, privileges, restrictions and conditions set forth in the Offering Documents, subject to such modifications or changes (if any) prior to the Closing Date as may be agreed to in writing by the Corporation and the Underwriter.

Section 2	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNDERWRITER

(a)           The Underwriter:

(i)
shall offer the Units for sale to the public in the Canadian Qualifying Jurisdictions and on a private placement basis in the United States, directly and through other investment dealers and brokers (the Underwriter, together with such other investment dealers and brokers, are referred to herein as the "Selling Firms"), only as permitted by and in compliance with all relevant laws and regulatory requirements, upon the terms and conditions set forth in the Preliminary Prospectus and the U.S. Preliminary Offering Memorandum and in the agreement resulting from the Corporation's acceptance of this offer and will require each Selling Firm to so agree;

(ii)
shall not solicit offers to purchase or sell the Units so as to require registration thereof or filing of a prospectus or similar document with respect thereto under the laws of any jurisdiction other than the Qualifying Canadian Jurisdictions, and will require each Selling Firm to agree with the Underwriter not to so solicit or sell. For the purposes of this paragraph (a) of this Section 2, the Underwriter shall be entitled to assume that the Units are qualified for Distribution in any of the Qualifying Canadian Jurisdictions where a receipt or similar document for the Final Prospectus shall have been obtained from the applicable Qualifying Authority following the filing of the Final Prospectus;

(iii)
covenant and agree that, if they offer to sell or sell any Units in jurisdictions other than the Qualifying Canadian Jurisdictions, such offers and sales shall be effected in accordance and compliance with the applicable laws of such jurisdictions and shall be effected in such manner so as not to subject the Corporation to any additional continuous disclosure or similar reporting requirements under the laws of any jurisdiction outside the Qualifying Canadian Jurisdictions. The provisions of Schedule "C" hereto apply in respect of offers and sales of Units in the United States and to, or for the account or benefit of, U.S. Persons and are incorporated herein by reference. The Underwriter shall cause similar provisions to be contained in any agreements among the Selling Firms;

(iv)	shall use all reasonable efforts to complete and to cause the other Selling Firms to complete the Distribution of the Units as soon as practicable;

(v)
shall notify the Corporation when, in its opinion, the Underwriter and the other Selling Firms have ceased Distribution of the Units, and shall provide a breakdown of the number of Units distributed: (i) in each of the Qualifying Canadian Jurisdictions where such breakdown is required for the purpose of calculating fees payable to securities regulatory authorities; and (ii) in any other jurisdictions;

(vi)
shall not make any representations or warranties with respect to the Corporation or the Units other than as set forth in the Preliminary Prospectus, the Final Prospectus, any Prospectus Amendment, the U.S. Preliminary Offering Memorandum, the U.S. Final Offering Memorandum, any amendment to the U.S. Preliminary Offering Memorandum or the U.S. Final Offering Memorandum or the Supplementary Material; and

(vii)
upon the Corporation obtaining the necessary receipts therefor from the applicable Qualifying Authorities, deliver one copy of the Final Prospectus (together with any amendments thereto) to persons resident in the Qualifying Canadian Jurisdictions who are to acquire the Units.

Section 3 COVENANTS OF THE CORPORATION

The Corporation covenants with the Underwriter and its U.S. Affiliate that:

(a)
Preliminary Prospectus. The Corporation shall file the Preliminary Prospectus and other related documents with the Qualifying Authorities in the Qualifying Canadian Jurisdictions in order to update the preliminary prospectus filed and receipted on May 5, 2009 to reflect the terms set out herein, as soon as possible, and in any event by not later than 10:30 a.m. (Vancouver time) on May 8, 2009, and obtain a receipt therefor from each of the Qualifying Jurisdictions (in the form of a preliminary receipt under the Passport System) in respect of the Preliminary Prospectus and other documents related to the Offering.

(b)
Final Prospectus. The Corporation shall use its best efforts to, as soon as possible, and in any event by not later than 5:00 p.m. (Vancouver time) on May 14, 2009, or such later date as may be agreed to by the Underwriter, obtain a receipt from each of the Qualifying Jurisdictions (in the form of a final receipt under the Passport System) in respect of the Final Prospectus, and fulfil all other requirements as appropriate in order to qualify the Units for Distribution in the Qualifying Canadian Jurisdictions by the Underwriter and by any other investment dealers or brokers registered to sell the Units pursuant to the Final Prospectus in the Qualifying Canadian Jurisdictions.

(c)
Compliance with Securities Regulations and Commission Requests. During the period commencing on the date of this Agreement until the Underwriter notifies the Corporation of the completion of the Distribution of the Units, the Corporation will promptly inform the Underwriter, and confirm by notice in writing of the full particulars of:

(i)	any supplement to the Offering Documents or any Supplementary Material shall have been filed with a Qualifying Authority;

(ii)	any request by any Qualifying Authority to amend or supplement the Offering Documents or for any additional information or for additional information in respect of the Offering;

(iii)
the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the institution or, to the knowledge of the Corporation, threatening of any proceedings for any such purpose;

(iv)
the receipt by the Corporation of any material communication, whether written or oral, from any Qualifying Authority or the TSX or from the SEC or any other competent authority, including, without limitation, any other governmental or regulatory body, relating to the Offering Documents or the Offering;

(v)
any notice or other correspondence received by the Corporation from any Qualifying Authority or the TSX or from the SEC or any other competent authority, including, without limitation, any other governmental or regulatory body, requesting any information, meeting or hearing relating to the Corporation or its securities, the Offering or any other event or state of affairs that the Corporation reasonably believes would have a Material Adverse Effect; or

(vi)
the issuance by any Qualifying Authority or the TSX or by the SEC or any other competent authority, including, without limitation, any other governmental or regulatory body, of any order having the effect of ceasing or suspending the Distribution of the Units or the listing or trading in any securities of the Corporation, or of the institution or, to the knowledge of the Corporation, threat of institution of any proceedings for any such purpose. The Corporation will use its commercially reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the Distribution of the Units or the listing or trading in the Common Shares of the Corporation and, if any such order is issued, to use its commercially reasonable efforts to obtain the lifting thereof at the earliest possible time.

(d)
Due Diligence. Prior to the filing of the Final Prospectus, and, if applicable, prior to the filing of any Prospectus Amendments and prior to the filing of any Supplementary Materials, including on the intervening weekends, the Corporation shall allow the Underwriter to participate fully in the preparation of such documents and shall have allowed the Underwriter (including its agents, counsel and other representatives) to conduct all due diligence at such times until completion of the Distribution which the Underwriter may wish to conduct in order to fulfil its obligations as underwriter, and in order to enable the Underwriter to responsibly execute any certificate required by Canadian Securities Laws to be executed by the Underwriter.

(e)
Filing of Amendments. The Corporation will not at any time file or make any amendment to the Offering Documents, or any Supplementary Material, of which the Underwriter shall not have previously been advised and provided an opportunity to comment upon or to which the Underwriter shall have reasonably objected promptly after reasonable notice thereof.

(f)	Delivery of Documents. Immediately prior to the filing of the Preliminary Prospectus or the Final Prospectus, as the case may be, the Corporation shall deliver to the Underwriter:

(i)
a copy of the Preliminary Prospectus and the U.S. Preliminary Offering Memorandum or the Final Prospectus and U.S. Final Offering Memorandum, as the case may be, including, if requested in writing by the Underwriter, all Documents Incorporated by Reference and any Supplementary Material signed and certified as required by the Canadian Securities Law applicable in the Qualifying Canadian Jurisdictions; and

(ii)	a copy of any other document required to be filed by the Corporation in compliance with the Canadian Securities Laws, including signed copies of all consents and certificates of experts.

(g)
Delivery of Prospectuses. The Corporation shall have prepared and delivered to the Underwriter, without charge, as many commercial copies of the Preliminary Prospectus and the U.S. Preliminary Offering Memorandum as the Underwriter has reasonably requested, and the Corporation hereby consents to the use of such copies for the purposes permitted by Canadian Securities Laws. The Corporation will deliver to the Underwriter, without charge, during the period when the Final Prospectus is required to be delivered under Canadian Securities Laws, such number of commercial copies of the Final Prospectus and U.S. Final Offering Memorandum, (as supplemented or amended) as the Underwriter may reasonably request. Such deliveries shall be effected as soon as possible and in any event on or before one Business Day after having received the applicable receipts under the Passport System referred to in paragraphs (a) and (b), as applicable, of this Section 3.

(h)	Use of Proceeds. The Corporation will use the net proceeds received by it from the sale of the Units in the manner to be specified in the Final Prospectus under the heading "Use of Proceeds".

(i)
Listing. The Corporation will use its reasonable best efforts to obtain conditional approval for the listing of the Unit Shares, the Warrant Shares and the Broker Warrant Shares on the TSX by the Closing Time.

(j)
Delivery of Documents at the Time of Filing of Final Prospectus. The Corporation shall deliver to the Underwriter contemporaneously with or prior to the filing of the Final Prospectus with the Qualifying Authorities:

(i)	the comfort letter of its auditors referred to in subparagraph (a)(iv) of Section 7 of this Agreement; and

(ii)	a letter from the TSX advising the Corporation of the conditional approval for the listing of the Unit Shares, the Warrant Shares and the Broker Warrant Shares.

(k)
Supplementary Material. The Corporation shall deliver to the Underwriter contemporaneously with or prior to the filing of any Supplementary Material with any Qualifying Authority, comfort letters from the Corporation's auditors relating to the Supplementary Material in the form and substance of the comfort letter described in subparagraph (j)(i) of this Section 3.

(1)
Certificates Representing Units and Broker Warrants. At the Closing Time, subject to the terms and conditions contained in this Agreement, the Corporation shall deliver to the Underwriter certificates representing the Units Shares, the Warrants and the Broker Warrants against payment of the purchase price less the Underwriting Fee and the expenses of the Underwriter contemplated under Section 12 hereunder.

Section 4 REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to the Underwriter and its U.S. Affiliate as of the date hereof and as of the Closing Time, and understanding that the same are being relied upon by the Underwriter in entering into this Agreement, as follows:

(a)
Compliance with Prospectus Requirements. The Corporation meets the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 of the Canadian Securities Administrators. No order suspending the Distribution of the Units has been issued by the Qualifying Authorities under Canadian Securities Laws and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Corporation, are contemplated by any Qualifying Authority, and any request on the part of any Qualifying Authority for additional information has been complied with.

At all times up to the Closing Time:

(i)	the Final Prospectus will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Qualifying Authorities;

(ii)
none of the Offering Documents nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

(iii)
each of the Offering Documents, and any Supplementary Material or any amendment or supplement thereto constituted and will constitute full, true and plain disclosure of all material facts relating to the Corporation and the Subsidiaries, considered as one enterprise, and the Units, and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in subparagraph (ii) of this Subsection (a) and this subparagraph (iii) do not apply to statements relating solely to the Underwriter or furnished by the Underwriter concerning the Underwriter contained in the Offering Documents, any Prospectus Amendment or Supplementary Material.

(b)
Existence of the Corporation. The Corporation is a corporation incorporated, organized and validly existing under the laws of the Province of British Columbia and has the corporate power and authority to own, lease and operate its properties and to conduct its business as now carried on by it; and to enter into, deliver and perform its obligations under this Agreement, and the Corporation is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(c)
Listing and Maintenance Requirements. The Common Shares of the Corporation are registered pursuant to Section 12(g) of the U.S. Exchange Act and listed on the TSX. Other than in relation to the TSX Delisting Review, the Corporation has not, in the 12 months preceding the date hereof, received notice from the TSX to the effect that the Corporation is not in compliance with the listing or maintenance requirements of the TSX. Other than as set out in the news release announcing the TSX Delisting Review, the Corporation is in compliance with all such listing and maintenance requirements of the TSX. No order ceasing or suspending trading in the securities of the Corporation nor prohibiting sale of such securities has been issued to the Corporation or its directors, officers or promoters or to any companies that have common directors, officers or promoters and, to the knowledge of the Corporation, no investigations or proceedings for such purposes are pending or threatened other than as contemplated by the TSX Delisting Review.

(d)
Good Standing of Subsidiaries. The Corporation's only material Subsidiaries are listed in Schedule "A" hereto which schedule is true and accurate in all respects. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) under the laws of the jurisdiction of its incorporation and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(e)
Ownership of Subsidiaries. The Corporation is the direct or indirect legal, beneficial and registered holder of the ownership interest of the Subsidiary set out in Schedule "A" hereto, in each case, free and clear of all mortgages, liens, charges, pledges, security interests encumbrances, claims or demands whatsoever; and no person has any agreement or option or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase of all or any part of such securities, and all such securities have been validly issued and are outstanding as fully paid and non-assessable. The Subsidiaries are the only material subsidiaries of the Corporation.

(f)
Public Filings. The Corporation has filed all documents or information required to be filed by it under Canadian Securities Laws and, in the United States, the Corporation has filed all reports required to be filed by it under U.S. Securities Laws, for the two years preceding the date hereof. Each such document or item of information filed by the Corporation under such laws, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time at which it was filed with applicable securities regulators, including, without limitation, the Qualifying Authorities if filed therewith. The Corporation has not filed any confidential material change report with any securities regulatory authority or regulator or the TSX that at the date hereof remains confidential.

(g)
Financial Statements. The Corporation's audited consolidated financial statements as at, and for the year ended, December 31, 2008, together with the auditors' report thereon and the notes thereto, and the unaudited interim financial statements for the Corporation as at, and for the quarter ended March 31, 2009, together with the notes thereto, (collectively, the "Financial Statements") (i) have been prepared in accordance with GAAP, (ii) are, in all material respects, consistent with the books and records of the Corporation, (iii) contain and reflect all material adjustments for the fair presentation of the results of operations and the financial condition of the business of the Corporation for the periods covered thereby, (iv) present fairly, in all material respects, the financial position of the Corporation as at the dates thereof and the results of its operations and the changes in its financial position for the periods then ended, (v) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation, and (vi) do not omit to state any material fact that is required by GAAP or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading, respectively.

(h)
No Material Adverse Change in Business. Other than as disclosed in the Preliminary Prospectus or the Final Prospectus, there has not been any Material Adverse Change in the assets, liabilities or obligations (absolute, contingent or otherwise) of the Corporation from the position set forth in the most recent of the Financial Statements or in press releases disseminated by the Corporation and there has not been any Material Adverse Change in the business, operations, capital, condition (financial or otherwise) or results of operations of the Corporation and the Subsidiaries (taken as a whole) and there have been no material facts, transactions, events or occurrences, other than as disclosed in the Continuous Disclosure Materials, that could reasonably be expected to materially adversely affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of operations of the Corporation and the Subsidiaries (taken as a whole) that have not been disclosed in the Continuous Disclosure Materials.

(i)
Authorization. This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(j)
Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any Subsidiary, which is required to be disclosed in the Offering Documents or the Supplementary Material and which is not so disclosed, or which if determined adversely, would reasonably be expected to result in a Material Adverse Effect, or which if adversely determined, would reasonably be expected to materially and adversely affect the properties or assets of the Corporation or any Subsidiary or which if determined adversely would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Corporation of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Corporation or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Offering Documents or the Supplementary Material include only ordinary routine proceedings incidental to the business, properties and assets of the Corporation and the Subsidiaries and would not reasonably be expected to result in a Material Adverse Effect.

(k)
Solvency. Based on the financial condition of the Corporation as of the Closing Date after giving effect to the receipt by the Corporation of the proceeds from the sale of the Units hereunder: (i) the Corporation's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Corporation's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Corporation will have sufficient funds to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Corporation, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Corporation, together with the proceeds the Corporation would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Corporation does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed in the Offering Documents, the Corporation has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Continuous Disclosure Documents set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Corporation or any Subsidiary, or for which the Corporation or any Subsidiary has commitments. For the purposes of this paragraph, "Indebtedness" shall mean: (i) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business and liabilities not required to be reflected in the Corporation's consolidated financial statements pursuant to GAAP or required to be described in filings made with the Qualifying Authorities or the SEC); (ii) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Corporation's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Corporation nor any Subsidiary is in material default with respect to any Indebtedness.

(l)
Authorization and Description of the Units. Prior to the filing of the Final Prospectus, the Units will be duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to this Agreement against payment of the consideration set forth herein (or against payment of the exercise price therefor in relation to the Warrants), the Units and the Warrant Shares will be validly issued and fully paid and non-assessable and when issued the Units will conform in all material respects to the description of the Units contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same; the issuance of the Units is not subject to the pre-emptive rights of any shareholder of the Corporation and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Units and Warrant Shares has or will be validly taken.

(m)
Authorization and Description of the Broker Warrants. Prior to the Closing Time, the Broker Warrants will be duly authorized for issuance to the Underwriter pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to this Agreement against payment of the exercise price therefor, the Broker Warrant Shares will be validly issued and fully paid and non-assessable and when issued the Units will conform in all material respects to the description of the Broker Warrants contained in the Offering Documents and such description conforms to the rights set forth in the instruments defining the same and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Broker Warrants has or will be validly taken.

(n)
Standing Under Securities Laws. The Corporation is a "reporting issuer" (or its equivalent) under Canadian Securities Laws of British Columbia, Alberta and Ontario. The Corporation is not currently in default in any material respect of any requirement of Canadian Securities Laws and the Corporation is not included on a list of defaulting reporting issuers maintained by any of the securities commissions or similar regulatory authorities in each of such Qualifying Canadian Jurisdictions.

(o)	Authorized Capital. As at the date hereof, the authorized capital of the Corporation consists of an unlimited number of common shares.

(p)	Issued Shares. As at the close of business on May 5, 2009, 170,338,675 Common Shares were issued and outstanding as fully paid and non-assessable securities of the Corporation.

(q)
Transfer Agent and Registrar. Computershare Investor Services Inc., at its principal offices in the City of Vancouver, British Columbia, has been duly appointed transfer agent and registrar for the Common Shares and will as of the Closing Time be appointed as transfer agent and registrar for the Warrants.

(r)
Outstanding Convertible Securities. Except as disclosed in Schedule "B" attached hereto (which schedule is incorporated into and forms part of this Agreement), no person, firm or corporation, as of the date hereof, has any Outstanding Convertible Securities.

(s)
No Brokerage or Finder Fee. Except as referred to in the Offering Documents, there is no person, firm or corporation acting for the Corporation entitled to any brokerage or finder's fee in connection with this Agreement or any of the transactions contemplated hereunder.

(t)
Agreements Affecting Voting or Control. To the knowledge of the Corporation, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Corporation or any of the Subsidiaries.

(u)	Conduct of Business.

(i)	The Corporation and each of the Subsidiaries have all requisite corporate power and authority necessary to, and are qualified to, carry on each of its businesses as now conducted.

(ii)
The Corporation and each of the Subsidiaries are licensed, registered or qualified, as applicable, in all jurisdictions in which the Corporation and each of the Subsidiaries carries on business to enable each of its businesses to be carried on as now or proposed to be conducted.

(v)	Properties, Business and Assets.

(i)
Except as set forth in the Offering Documents, the Corporation and each Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and with all laws, regulations, tariffs, rules, orders and directives material to its operation.

(ii)
The Corporation and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Corporation and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Corporation and the Subsidiaries, in each case free and clear of all mortgages, liens, charges, pledges, security interests encumbrances, claims or demands whatsoever. Any real property and facilities held under lease by the Corporation and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Corporation and the Subsidiaries are in material compliance.

(w)
Licences. (i) the Corporation and each Subsidiary possesses such permits, certificates, licences, approvals, registrations, qualifications, consents, notifications and other authorizations (collectively, "Governmental Licences") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them in all jurisdictions in which they carry on business, including without limitation those required by Health Canada and the United Stated Food and Drug Administration (the "FDA") and any foreign regulatory authorities performing functions similar to those performed by Health Canada and/or the FDA that are material to the conduct of the business of the Corporation and its Subsidiaries; (ii) the Corporation and each Subsidiary are in material compliance with the terms and conditions of all such Governmental Licences; (iii) all of such Governmental Licences are in good standing, valid and in full force and effect in all material respects; (iv) neither the Corporation nor any Subsidiary have received any notice of proceedings relating to the revocation, suspension, termination or modification of any such Governmental Licences, and there are no facts or circumstances, including without limitation facts or circumstances relating to the revocation, suspension, modification or termination of any Governmental Licenses held by others, known to the Corporation, that could lead to the revocation, suspension, modification or termination of any such Governmental Licenses if the subject of an unfavourable decision, ruling or finding; (v) the Corporation and the Subsidiaries are not in material default with respect to filings to be effected or conditions to be fulfilled in order to maintain such Governmental Licenses in good standing; (vi) none of such Governmental Licenses contains any term, provision, condition or limitation which has or would reasonably be expected to affect or restrict in any material respect the operations or the business of the Corporation or Subsidiaries as now carried on or proposed to be carried on; (vii) the Corporation and the Subsidiaries have conducted and are conducting their business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business; and (viii) the Corporation has no reason to believe that any party granting any such Governmental Licenses is considering limiting, suspending, modifying, withdrawing or revoking the same in any material respect.

(x)
Intellectual Property. The Corporation and the Subsidiaries own, or have obtained valid and enforceable licenses to use, all of the patents, patent applications, trademarks, trade names, copyrights, trade secrets and other proprietary information used by them in their business as presently conducted by them and as described in the Offering Documents (collectively, the "Intellectual Property") and except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect. The Corporation has no knowledge that the Corporation or its Subsidiaries lack or will be unable to obtain any rights or licences to use all Intellectual Property necessary for the conduct of their businesses (including the commercialization of the Corporation's product candidates). The Corporation has no knowledge of third parties who have rights to any such Intellectual Property that is necessary for the conduct of its business or that of the Subsidiaries, except for the ownership rights of the owners of the Intellectual Property that is licensed to the Corporation. To the Corporation's knowledge, there is no infringement by third parties of any Intellectual Property owned by the Corporation or its Subsidiaries and (i) there is no pending or, to the Corporation's knowledge, threatened action, suit, proceeding or, to the Corporation's knowledge, claim by others challenging the Corporation's or the Subsidiaries' rights in or to any Intellectual Property owned by them; (ii) there is no pending or, to the Corporation's knowledge, threatened action, suit, proceeding or, to the Corporation's knowledge, claim by others challenging the validity or enforceability of any Intellectual Property owned by the Corporation or its Subsidiaries, and the Corporation is unaware of any finding of unenforceability or invalidity of the Intellectual Property owned by the Corporation and its Subsidiaries; (iii) there is no pending, or to the Corporation's knowledge, threatened action, suit, proceeding or, to the Corporation's knowledge, claim by others that the Corporation or its Subsidiaries infringe or otherwise violate (or would infringe or otherwise violate upon commercialization of their product candidates) any patent, trademark, copyright, trade secret or other proprietary rights of third parties, and (iv) to the Corporation's knowledge, there is no third party patent or patent application that necessarily renders unpatentable any invention for which a patent has been issued or a patent application has been filed by the Corporation or its Subsidiaries.

(y)
Clinical Trials. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Corporation or its Subsidiaries or in which the Corporation or its Subsidiaries, or their products or product candidates, have participated that are described in the Offering Documents or the results of which are referred to in the Offering Documents, to the knowledge of the Corporation after reasonable inquiry, were and, if still pending, are being conducted in accordance good clinical practice (GCP) and medical standard-of-care procedures. The Corporation and its Subsidiaries have operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the applicable regulatory authorities. The Corporation has not received any notices or other correspondence from any governmental agency requiring the termination, suspension.

(z)
Health Canada/FDA. The Corporation and its Subsidiaries have operated and are currently in material compliance with all applicable rules, regulations and policies of Health Canada, the FDA or any other regulatory or governmental agency having jurisdiction over the Corporation, its Subsidiaries and their activities; the research, pre-clinical and clinical validation studies and other studies and tests conducted by or on behalf of or sponsored by the Corporation or its Subsidiaries or in which they or their products or product candidates have participated that are described in the Offering Documents or the results of which are referred to in the Offering Documents were and, if still pending, are being conducted in all material respects in accordance with good clinical practice and medical standard-of-care procedures including in accordance with the protocols submitted to the FDA or any other governmental or quasi-governmental body exercising comparable authority and all applicable laws; the results of the foregoing described in the Offering Documents are accurate and complete in all material respects and the Corporation has no knowledge of any other trials, studies or tests, the results of which reasonably call into question the results described or referred to in the Offering Documents and the Corporation has not received any notices or other correspondence from such regulatory authorities or any other governmental agency or any other person requiring the termination, suspension or material modification of any research, pre-clinical and clinical validation studies or other studies and tests that are described in the Offering Documents or the results of which are referred to in the Offering Documents.

(aa)
Environmental Compliance. The Corporation has been and is in compliance, in all material respects, with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and rules, orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety, or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances ("Hazardous Substances") and:

(i)
has obtained and where appropriate has issued, all licenses, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") and has conducted all training programs required for the operation of its business;

(ii)
each Environmental Permit is valid, subsisting and in good standing and the Corporation is not in default or breach of any Environmental Permit and no proceeding is pending or threatened, which will revoke or limit any Environmental Permit;

(iii)
the Corporation has not used or permitted to be used, except in compliance with all Environmental Laws, any of its owned or leased real property or facilities, or any property or facility that it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

(iv)
there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the business or property of the Corporation;

(v)
to the knowledge of the Corporation, there are no pending or proposed changes to Environmental Laws that would render illegal or restrict the manufacture or sale of any product manufactured or sold or service provided by the Corporation;

(vi)
all Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Corporation or resulting from its business have been disposed of, treated and stored in compliance with all Environmental Laws and the Corporation has not received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Environmental Laws and has not received a request for information in connection with any federal, state, provincial, municipal or local inquiries as to its disposal sites, if any; and

(vii)
the Corporation has not caused or permitted, nor, to the best of the knowledge of the Corporation, has there ever been the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties (including any of its leased real property) or assets or any property or facility that it previously owned or leased, or any such release on or from a facility or property owned or operated by third parties but with respect to which the Corporation is or may be alleged to have liability.

(bb)
Auditors. The auditors of the Corporation who audited the financial statements of the Corporation most recently filed by the Corporation are independent with respect to the Corporation within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and there has never been any reportable event (within the meaning of National Instrument 51-102 of the Canadian Securities Administrators) with the present or any former auditor of the Corporation.

(cc)	Taxes.

(i)
The Corporation and each of the Subsidiaries have filed all federal, provincial, state, local and foreign tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all taxes required to be paid by and any other assessment, fine or penalty levied against the Corporation or any of the Subsidiaries, to the extent that any of the foregoing is due and payable.

(ii)
The Corporation and each of the Subsidiaries have established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Corporation or any of the Subsidiaries, and there are no audits known by the Corporation's management to be pending of the tax returns of the Corporation or any of the Subsidiaries (whether federal, state, provincial, local or foreign) and there are no outstanding claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a Material Adverse Effect.

(iii)
No domestic or foreign taxation authority has asserted or threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Corporation or any of the Subsidiaries (including, without limitation, any predecessor companies) filed for any year which would have a Material Adverse Effect.

(dd)
Material Agreements. Neither the Corporation, any of the Subsidiaries nor any other person is in material default in the observance or performance of any term or obligation to be performed by it under any Material Agreement and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect.

(ee)
Insurance. The Corporation and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are believed by the Company to be prudent. To the Corporation's knowledge, such insurance contracts and policies are accurate and complete. The Corporation has no reason to believe that the Corporation or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for significant increases in cost that are generally applicable to the insurance industry, and the size, stage or state of the Corporation's business.

(ff)
Transactions with Officers, Directors and Employees. Except as disclosed in the Offering Documents, none of the executive officers or directors of the Corporation and, to the knowledge of the Corporation, none of the employees of the Corporation is presently a party to any transaction with the Corporation or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any executive officer, director or such employee or, to the knowledge of the Corporation, any entity in which any executive officer, director, or any such employee has a substantial interest or is an executive officer, director, trustee or partner other than: (i) for payment of salary, directors' fees or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Corporation; and (iii) for other employee or similar benefits, including stock option agreements under a stock option plan.

(gg)
Corporate Records. The minutes and records of the Corporation and each of the Subsidiaries made available to the Underwriter comprise all significant or material proceedings (or certified copies thereof) of the shareholders, the boards of directors and all committees of the boards of directors of the Corporation for the three years proceeding the date hereof. There have been no other meetings, resolutions or proceedings of the shareholders, boards of directors or any committees of the boards of directors of the Corporation not reflected in such minutes and other records, other than those which have been disclosed to the Underwriter or which are not material in the context of the Corporation.

(hh)
Dividends. There is not, in the articles of the Corporation nor in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of Common Shares. During the previous 12 months, the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its Common Shares or other securities or agreed to do any of the foregoing.

(ii)	Debt Instruments. Except as disclosed in the Offering Documents, the Corporation and each of the Subsidiaries are not parties to, bound by or subject to:

(i)           any material Debt Instrument; or

(ii)	any agreement, contract or commitment to create, assume or issue any material Debt Instrument.

(jj)
Absence of Defaults and Conflicts. Neither the Corporation nor any of the Subsidiaries is in violation of its articles or other constating instrument or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Corporation or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation or any Subsidiary is subject (collectively, "Agreements and Instruments"), except where such default, breach or conflict would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement (including the authorization, issuance, sale and delivery of the Units and Broker Warrants and the use of the proceeds from the sale of the Units as described in the Preliminary Prospectus under the caption "Use of Proceeds") and compliance by the Corporation with its obligations hereunder, have been or will have been prior to the Closing Time, duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or any Subsidiary pursuant to the Agreements and Instruments, nor will such action result in the notice of articles or articles of the Corporation or any Subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or any Subsidiary or any of their assets, properties or operations except for such violations or conflicts that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or any Subsidiary.

(jj)
Absence of Defaults and Conflicts. Neither the Corporation nor any of the Subsidiaries is in violation of its articles or other constating instrument or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Corporation or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Corporation or any Subsidiary is subject (collectively, "Agreements and Instruments"), except where such default, breach or conflict would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement (including the authorization, issuance, sale and delivery of the Units and Broker Warrants and the use of the proceeds from the sale of the Units as described in the Preliminary Prospectus under the caption "Use of Proceeds") and compliance by the Corporation with its obligations hereunder, have been or will have been prior to the Closing Time, duly authorized by all necessary corporate action, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or any Subsidiary pursuant to the Agreements and Instruments, nor will such action result in the notice of articles or articles of the Corporation or any Subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Corporation or any Subsidiary or any of their assets, properties or operations except for such violations or conflicts that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Corporation or any Subsidiary.

(kk)
Labour Relations. No material labour dispute exists or, to the knowledge of the Corporation, is imminent with respect to any of the employees of the Corporation which could reasonably be expected to result in a Material Adverse Effect.

(ll)
Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency is necessary or required for the performance by the Corporation of its obligations under this Agreement, in connection with the proposed Distribution, issuance or sale of the Units hereunder, or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the U.S. Securities Laws, (ii) such as have been obtained, or as may be required, under Canadian Securities Laws and (iii) such as have been obtained or as may be required, under the rules of the TSX.

(mm)
Other Reports and Information. There are no reports or information that in accordance with the requirements of any Qualifying Canadian Jurisdiction must be made publicly available in connection with the Distribution of the Units that have not been made publicly available as required; there are no documents required to be filed as of the date hereof with any Qualifying Authority in connection with the Preliminary Prospectus or the Final Prospectus that have not been, or will not be, filed as required.

(nn)
Sarbanes-Oxley and Internal Accounting Controls. The Corporation is in material compliance with all provisions of the United States Sarbanes-Oxley Act of 2002 which are applicable to it. The Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Corporation has established "disclosure controls and procedures" and "internal control over financial reporting" (as such terms are defined in the U.S. Exchange Act Rules 13a-15 and 15d-15); such disclosure controls and procedures are designed to ensure that material information relating to the Corporation required to be disclosed by the Corporation in the reports that it files or submits under the U.S. Exchange Act is made known to the certifying officers by others within the Corporation, particularly during the period in which the Corporation's most recently filed periodic report under the U.S. Exchange Act, as the case may be, is being prepared. The Corporation's certifying officers have evaluated the effectiveness of the Corporation's disclosure controls and procedures and internal control over financial reporting as of the end of the period covered by the most recently filed periodic report under the U.S. Exchange Act (such date, the "Evaluation Date"). The Corporation presented in its most recently filed periodic report under the U.S. Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures and internal control over financial reporting based on their evaluations as of the Evaluation Date. Since the Evaluation Date, (except as disclosed publicly) there have been no significant changes in the Corporation's disclosure controls or internal control or, to the Corporation's knowledge, in other factors that could significantly affect the Corporation's disclosure controls or internal control.

(oo)	Registration Rights. No third party has any right to cause the Corporation to effect the registration under the U.S. Securities Act of any securities of the Corporation.

(pp)
Foreign Corrupt Practices. Neither the Corporation, nor to the knowledge of the Corporation, any agent or other person acting on behalf of the Corporation, has: (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Corporation (or made by any person acting on its behalf of which the Corporation is aware) which is in violation of law; or (iv) violated in any material respect any provision of the United States Foreign Corrupt Practices Act of 1977, as amended.

(qq)
Market Manipulation. Neither the Corporation nor, to the best of the Corporation's knowledge, any of the Corporation's officers, directors or affiliates has taken, nor at the Closing Date will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Common Shares.
Public Disclosure. All information which has been prepared by the Corporation and the Subsidiaries relating to the Corporation and the Subsidiaries and the business, property and liabilities thereof and either publicly disclosed, provided or made available to the Underwriter, including the Offering Documents and all financial, marketing, sales and operational information provided to the Underwriter is, as of the date of such information, true and correct in all material respects, taken as a whole, and no fact or facts have been omitted therefrom which would make such information materially misleading.

(rr)
Market Manipulation. Neither the Corporation nor, to the best of the Corporation's knowledge, any of the Corporation's officers, directors or affiliates has taken, nor at the Closing Date will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Common Shares.
Public Disclosure. All information which has been prepared by the Corporation and the Subsidiaries relating to the Corporation and the Subsidiaries and the business, property and liabilities thereof and either publicly disclosed, provided or made available to the Underwriter, including the Offering Documents and all financial, marketing, sales and operational information provided to the Underwriter is, as of the date of such information, true and correct in all material respects, taken as a whole, and no fact or facts have been omitted therefrom which would make such information materially misleading.

(ss)
Disclosure of Material Agreements. All of the Material Agreements, if required under Canadian Securities Laws, have been filed with the applicable Securities Commissions. Neither the Corporation nor the Subsidiaries have received notification from any party claiming that the Corporation is in material breach or default under any Material Agreement.

(tt)
Disclosure Controls. The Corporation and each Subsidiary employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Corporation in the reports that it files or submits under Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in the rules and forms of each of the Qualifying Authorities, as applicable, and is accumulated and communicated to the management of the Corporation, including its principal executive officer or officers and principal financial officer of officers, as appropriate, to allow timely decisions regarding disclosure.

Section 5 COMPENSATION OF THE UNDERWRITER

In return for its underwriting services in respect of the Distribution of the Units, including (i) acting as financial advisor to the Corporation in connection with the Offering, (ii) assisting in the preparation of the Offering Documents (and any Supplementary Material), (iii) advising on the final terms and conditions of the Distribution, (iv) forming and managing a selling group for the sale of the Units, and (v) performing administrative work in connection with the Distribution of the Units, the Corporation agrees to pay to the Underwriter at the Closing Time an underwriting commission in the amount of 5% of the aggregate gross proceeds realized from the sale of the Units and that number of Broker Warrants equal to 3% of the aggregate number of Units (including the Additional Units) sold pursuant to the Offering. However, if the gross proceeds of the Offering (excluding proceeds arising from the subscriptions of investors identified by the Corporation) are less than $5,000,000, then the Underwriter will receive a commission equal to 8% of the gross proceeds of the Offering (excluding proceeds arising from the subscriptions of investors identified by the Corporation), and a number of Broker's Warrants equal to 3% of the Units sold in the Offering (excluding Units sold to investors identified by the Corporation).

Section 6 CLOSING

(a)
 Payment of the Purchase Price. Payment of the purchase price for, and delivery of certificates for, the Unit Shares and the Warrants comprising the Units and a certificate representing the Broker Warrants shall be made at the Vancouver offices of Borden Ladner Gervais LLP, counsel to the Corporation, or at such other place as shall be agreed upon by the Underwriter and the Corporation, at the Closing Time. At the Closing Time, subject to the terms and conditions contained in this Agreement, the Corporation shall deliver to the Underwriter certificates representing the Units Shares, the Warrants and the Broker Warrants against payment of the purchase price less the Underwriting Fee and the expenses of the Underwriter contemplated under Section 12 hereunder.

(b)
Denominations; Registration of Certificates relating to the Units. Certificates for the Unit Shares and the Warrants shall be in such denomination and registered in such names as the Underwriter or the Substituted Purchasers, as applicable, may request in writing.

Section 7 CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS

(a)
The obligations of the Underwriter to purchase the Units hereunder are subject to the following conditions, which conditions are for the sole benefit of the Underwriter and may only be waived by the Underwriter in its sole discretion:

(i) Certificate of Officers. The Corporation delivering at the Closing Time a certificate signed on behalf of the Corporation, but without personal liability, by the Chief Executive Officer of the Corporation and the Director, Finance and Administration of the Corporation, addressed to the Underwriter and dated the Closing Date and any Subsequent Closing Date, in a form satisfactory to the Underwriter, acting reasonably, certifying for and on behalf of the Corporation, and not in their personal capacities, that:

A.
the Corporation has complied in all material respects with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time on the Closing Date;

B.
no order, ruling or determination (including any stop order) having the effect of ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Units or any of the Corporation's issued securities has been issued and no proceeding for such purpose is pending or, to the knowledge of such officers, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

C.
no material change (actual or proposed) relating to the Corporation, and the Subsidiaries, considered as one enterprise, has occurred since the date hereof with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis that remains subject to confidentiality; and

D.
all of the representations and warranties made by the Corporation in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

(ii)
Regulatory Approvals. The Corporation will have made and/or obtained the necessary filings, approvals, consents and acceptances to or from, as the case may be, the Qualifying Authorities and the TSX required to be made or obtained by the Corporation in connection with the Offering, on terms which are acceptable to the Corporation and the Underwriter, acting reasonably, prior to the Closing Date;

(iii)
Adverse Proceedings. At the Closing Time on the Closing Date and any Subsequent Closing Dates, no order, ruling or determination having the effect of ceasing or suspending trading or delisting any securities of the Corporation or prohibiting the sale of the Units or any of the Corporation's issued securities being issued and no proceeding for such purpose being pending or, to the knowledge of the Corporation, threatened by any securities regulatory authority or stock exchange in Canada or the United States;

(iv)
Auditor Comfort Letter. The Corporation causing its auditors to deliver to the Underwriter (x) the comfort letter set forth in subparagraph (j)(i) of Section 3 of this Agreement, and (y) a comfort letter or comfort letters, dated the Closing Date and any Subsequent Closing Dates, in form and substance satisfactory to the Underwriter, acting reasonably, bringing forward to a date not more than two (2) Business Days prior to the Closing Date or any Subsequent Closing Date, the information contained in the comfort letter referred to in (x), and in the cases of both (x) and (y) such letters shall relate to the verification of the Financial Information and accounting data and other numerical data of a financial nature contained in the Offering Documents. Such letters shall further state that:

A.	such auditors are independent with respect to the Corporation within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia;

B.
that in the opinion of such auditors, the audited financial statements of the Corporation incorporated by reference in the Offering Documents comply in all material respects with the applicable accounting requirements of applicable Canadian Securities Laws;

C.
that they have performed the procedures set forth in section 7050 of the CICA Handbook on the unaudited financial statements incorporated by reference in the Offering Documents and nothing has come to their attention that caused them to believe that said unaudited financial statements did not comply in all material respects with the applicable accounting requirements of Canadian Securities Laws; and

D.	shall address such other matters as the Underwriter shall reasonably request;

(v)
Opinion of Canadian Counsel to the Corporation. The Underwriter receiving at the Closing Time on the Closing Date or any Subsequent Closing Date, favourable legal opinions from Borden Ladner Gervais LLP, Canadian counsel to the Corporation and local counsel acceptable to counsel to the Corporation and counsel to the Underwriter, acting reasonably (who may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers, public and exchange officials or of the auditors or transfer agent of the Corporation, and who may make reasonable assumptions and qualifications in making such opinions), to the effect set forth below and to such further effect as counsel to the Underwriter may reasonably request:

A.
the Corporation is a corporation validly existing under the laws of the Province of British Columbia and has the corporate power and capacity to carry on its business as now conducted and to own, lease and operate its property and assets and to execute, deliver and perform its obligations under this Agreement;

B.	the authorized capital of the Corporation consists of an unlimited number of common shares;

C.	as to the issued and outstanding Common Shares of the Corporation;

D.
all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of this Agreement and the Warrant Indenture, and the performance of the Corporation's obligations thereunder and each constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, (subject to the usual qualifications);

E.
all necessary corporate action has been taken by the Corporation to: (i) create, issue and sell the Units; (ii) issue the Warrant Shares upon the due and proper exercise of the Warrants; (iii) grant the Over-Allotment Option; (iv) issue the Additional Units upon the due and proper exercise of the Over-Allotment Option; (v) issue the Additional Warrant Shares upon the due and proper exercise of the Additional Warrants; (vi) create and issue the Broker Warrants; and (vii) issue the Broker Warrant Shares upon the due and proper exercise of the Broker Warrants;

F.
the execution and delivery of this Agreement and the Warrant Indenture, the fulfilment of the terms thereof by the Corporation and the issuance, sale and delivery of the Units and the Broker Warrants do not and will not result in a breach of or default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or default under, and do not and will not conflict with any of the terms, conditions or provisions of the notice of articles or articles of the Corporation or the Business Corporations Act (British Columbia);

G.
the Corporation is a reporting issuer in each of the Qualifying Canadian Jurisdictions and is not on the list of defaulting issuers maintained by the securities regulatory authorities in such Qualifying Canadian Jurisdictions;

H.	upon the payment therefor and the issue thereof, the Unit Shares will have been validly issued as fully paid and non-assessable;

I.
the Warrant Shares, the Additional Unit Shares, the Additional Warrant Shares and the Broker Warrant Shares have been reserved for issuance by the Corporation and, upon payment of the price or the exercise price therefor and the issuance thereof, will be issued as fully paid and non-assessable;

J.	the material attributes of the Common Shares conform in all material respects to the description thereof in the Final Prospectus;

K.
all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority under the securities laws in each of the Qualifying Canadian Jurisdictions have been obtained by the Corporation to qualify the distribution of the Broker's Warrants and the Over-Allotment Option to the Underwriter and the distribution to the public of the Units in each of the Qualifying Canadian Jurisdictions through persons who are appropriately registered under applicable legislation and who have complied with the relevant provisions of such applicable legislation;

L.
the first trade in the Qualifying Canadian Jurisdictions of the Warrant Shares, the Additional Warrant Shares and the Broker Warrant Shares is exempt from the prospectus requirements of applicable Canadian Securities Laws and no filing, proceeding or approval will need to be made, taken or obtained by the Corporation under applicable Canadian Securities Laws in connection with such trade, subject to the usual qualifications;

M.
subject only to the standard listing conditions, the Unit Shares, the Warrant Shares, the Additional Units Shares, the Additional Warrant Shares and the Broker Warrant Shares have been conditionally approved for listing on the TSX; and

N.	Computershare Investor Services Inc. has been duly appointed the transfer agent and registrar for the Common Shares;

(vi)
Opinion of United States Counsel to the Corporation. If any Units are being sold to Substituted Purchasers pursuant to Schedule "C" hereto, the Underwriter and its U.S. Affiliate shall have received a favourable legal opinion from Dorsey & Whitney LLP, the Corporation's United States legal counsel, dated and effective as at the Closing Date and addressed to the Underwriter and the U.S. Affiliate, in form and substance satisfactory to the Underwriter, acting reasonably, to the effect that no registration under the U.S. Securities Act is required in connection with the sale by the Corporation of the Units to such Substituted Purchasers;

(vii)
Exchange Approval. At the Closing Time on the Closing Date and any Subsequent Closing Date, the Unit Shares, Warrant Shares, the Additional Unit Shares, the Additional Warrant Shares and the Broker Warrant Shares having been listed, or conditionally approved for listing, for trading on the TSX, subject only to satisfaction of the standard listing conditions of the TSX;

(viii)
Executive Officers and Director Undertakings. The Underwriter receiving at the Closing Time an undertaking from each executive officer and director of the Corporation confirming such officers or directors compliance with Section 2 5(b) of this Agreement;

(ix)	Underwriter's Compensation. The Corporation will pay the Underwriting Fee and issue the Broker's Warrants contemplated in Section 5;

(x)	Certificate from Transfer Agent. The Corporation will cause its transfer agent to deliver a certificate dated the Closing Date as to the issued and outstanding Common Shares of the Corporation;

(xi)
Due Diligence. The due diligence conducted by the Underwriter shall not have revealed any Material Adverse Change or material adverse fact in respect of the Corporation not generally known to the public which should have been previously disclosed; and

(xii)
Other Documentation. The Underwriter receiving at the Closing Time such further certificates, opinions of counsel and other documentation from the Corporation as may be contemplated herein or as the Underwriter or its counsel may reasonably require, provided, however, that the Underwriter or its counsel shall request any such certificate or document within a reasonable period prior to the Closing Time that is sufficient for the Corporation to obtain and deliver such certificate or document, and in any event, at least 48 hours prior to the Closing Time and provided further that any such further certificates, opinions or other documentation requested by the Underwriter are customary for financings of the nature contemplated hereby taking into account the nature of the business conducted by the Corporation and the Subsidiaries.

Section 8 TERMINATION OF AGREEMENT

(a)
In addition to any other remedies which may be available to the Underwriter, the Underwriter shall be entitled, at its option, to terminate and cancel, without any liability on the Underwriter's part, its obligations under this Agreement to purchase the Units, by giving written notice to the Corporation at any time at or prior to the Closing Time on the Closing Date or any Subsequent Closing Date if at any time prior to the closing of the Offering:

(i)
any inquiry, action, suit, investigation or other proceeding occurs or is commenced, announced or threatened or any order is issued under or pursuant to any relevant statute or by any stock exchange or other regulatory body or any law or regulation is promulgated or announced or there is any change of law or regulation or interpretation or administration thereof, which in the reasonable opinion of the Underwriter, operates or could operate to prevent or restrict the trading in, or the distribution of, the Units or adversely affects or will adversely affect the value or market price of the Units or the investment quality or marketability of the Units;

(ii)
if, after the date hereof and prior to the Closing Time, the shall occur any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, financial condition, assets, properties, capital, liabilities (contingent or otherwise), cash flow, income, prospects, business operations, affairs or profitability of the Corporation (the "Condition of the Corporation") or the Underwriter becomes aware of any material undisclosed information relating to the Corporation which, in the reasonable opinion of the Underwriter, could be expected to:

A.	have a material adverse effect on the value or market price of the Units or the investment quality or marketability of the Units or any other securities of the Corporation; or

B.	result in the purchasers of a material amount of the Units exercising their right under applicable legislation to withdraw from their purchase of Units;

(iii)
there should develop, occur or come into effect any event of any nature, including without limitation, accident, governmental law or regulation which, in the reasonable opinion of the Underwriter, adversely affects or may adversely affect the financial markets or the Condition of the Corporation or adversely affects or will adversely affect the value or market price of the Units or the investment quality or marketability of the Units;

(iv)
there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, acts of terrorism, war or like event, or any governmental action, law, regulation, inquiry or other occurrence of any nature, in the reasonable opinion of the Underwriter, adversely affects or may adversely affect the financial markets or the Condition of the Corporation or adversely affects or will adversely affect the value or market price of the Units or the investment quality or marketability of the Units;

(v)	except as previously disclosed, there is an investigation (whether formal or informal) in relation to the Corporation or any of the officers or directors of the Corporation;

(vi)
the decision of the TSX providing for the termination of the Delisting Review within a reasonable period of time after the Closing Date if the Offering closes, is not confirmed as required by the Underwriter, acting reasonably, prior to the Closing Time, unless an alternate decision of the TSX providing for the termination of the Delisting Review in a manner acceptable to the Underwriter, acting reasonably, is rendered prior to the Closing Time; or

(vii)
the TSX has not, prior to the Closing Date, provided its conditional approval for the listing of the Unit Shares, the Warrant Shares, the Additional Unit Shares, the Additional Warrant Shares and the Broker Warrant Shares.

(b)
The Corporation agrees that all material terms and conditions of this Agreement shall be construed as conditions and complied with so far as they relate to acts to be performed or caused to be performed by it, that it will use its reasonable commercial efforts to cause such conditions to be complied with, and that any breach or failure by the Corporation to comply with any such conditions shall entitle the Underwriter to terminate its obligations to purchase the Units by notice to that effect given to the Corporation at or prior to the Closing Time, unless otherwise expressly provided in this Agreement. The Underwriter may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriter only if such waiver or extension is in writing and signed by the Underwriter.

(c)
The Underwriter shall make reasonable best efforts to give notice to the Corporation (in writing or by other means) of the occurrence of any of the events referred to in paragraphs (a) or (b) of this Section 8, provided that neither the giving nor the failure to give such notice shall in any way affect the entitlement of the Underwriter to exercise this right at any time prior to or at the Closing Time.

(d)
The rights of termination contained in this section may be exercised by the Underwriter and are in addition to any other rights or remedies the Underwriter may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement.

(e)
If the obligations of the Underwriter are terminated under this Agreement pursuant to these termination rights, the Corporation's liabilities to the Underwriter shall be limited to the Corporation's obligations under Section 9, Section 10 and Section 12 of this Agreement.

Section 9 INDEMNITY

(a)
 The Corporation covenants and agrees to protect, indemnify, and save harmless the Underwriter and its U.S. Affiliate, and each of their respective directors, officers, employees, shareholders, affiliates and agents and each person, if any, who controls the Underwriter or its U.S. broker-dealer affiliates within the meaning of section 15 of the U.S. Securities Act or section 20 of the U.S. Exchange Act (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (excluding loss of profits), including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees, disbursements and taxes of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the "Claims") to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, by reason of:

(i)
any breach or default by the Corporation of the representations, warranties or covenants set out in this Agreement or any other document delivered in connection with this Agreement, whether performed before or after the Corporation's execution of this Agreement, or any inaccuracy of any representation, warranty or any other document to be delivered by the Corporation to the Underwriter pursuant hereto or the failure of the Corporation to comply with any of its obligations hereunder or thereunder;

(ii)
any information or statement (except any information or statement relating to the Underwriter, provided by the Underwriter) contained in any of the Offering Documents being or being alleged to be a misrepresentation or untrue or any omission or alleged omission to state in those documents any material fact (except facts relating to the Underwriter, provided by the Underwriter) required to be stated in those documents or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(iii)
any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority or stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating to the Underwriter, provided by the Underwriter) contained in any of the Offering Documents which operates to prevent or restrict the trading in or the sale or distribution of the Units;

(iv)
the Corporation (A) not complying prior to the completion of the distribution of the Units with any requirement of any Canadian Securities Laws relating to the Offering, or (B) not complying with any requirements of any U.S. Securities Laws;

(v)
any order made by any regulatory authority or stock exchange that trading in or distribution of any of the Corporation's securities is to cease or be suspended, or that trading by the directors, officers or promoters of the Corporation, or any one of them, shall cease or be suspended, including an order prohibiting the trade or distribution of any of the securities referred to herein;

(vi)
the failure or inability of the Corporation to allot, issue and deliver any or all of the certificates representing the Units or the Broker Warrants in a form and denomination satisfactory to the Underwriter at the time and place as the Underwriter may reasonably require for the completion of the transactions referred to herein; and

(vii)
a determination made by any competent authority setting aside the trade or distribution of any of the securities referred to herein, other than as a result of a breach by the Underwriter of its covenants herein, and shall reimburse the Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any Claim or action related thereto including the fees and expenses of legal counsel on a solicitor and own client basis.

This indemnity shall be in addition to any liability which the Corporation may otherwise have.

(b)	This indemnity shall not be available to any Indemnified Party in relation to any Claims that are determined by a court of competent jurisdiction in a final judgement that has become non-appealable to have resulted primarily from the fraud, gross negligence or wilful misconduct of such Indemnified Party.

(c)
In the event and to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable determines that an Indemnified Party was fraudulent, grossly negligent or guilty of wilful misconduct in connection with a Claim in respect of which the Corporation has advanced funds to the Indemnified Party pursuant to this indemnity, such Indemnified Party will reimburse such funds to the Corporation and thereafter this indemnity will not apply to such Indemnified Party in respect of such Claim. The Corporation agrees to waive any right the Corporation might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

(d)
In case any action, suit, proceeding or claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Corporation, the Indemnified Party will give the Corporation prompt written notice of any such action, suit, proceeding, claim or investigation of which the Indemnified Party has knowledge and the Corporation will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify will not relieve the Corporation of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Corporation of substantive rights or defences.

(e)
No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim, or investigation will be made without the Corporation's consent and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld. Notwithstanding that the Corporation will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(i)	employment of such counsel has been authorized in writing by the Corporation;

(ii)	the Corporation has not assumed the defence of the action within a reasonable period of time after receiving notice of the claim; or

(iii)
the named parties to any such claim include both the Corporation and the Indemnified Party and the Indemnified Party will have been advised by counsel to the Indemnified Party that the representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests between the Corporation and the Indemnified Party;

in which case such fees and expenses of such counsel to the Indemnified Party will be for the Corporation's account on a solicitor and own client basis. The rights accorded to the Indemnified Parties hereunder will be in addition to any rights an Indemnified Party may have at common law or otherwise.

(f)
The Corporation hereby constitutes Haywood as trustee for each of the other Indemnified Parties of the Corporation's covenants under this indemnity with respect to such persons and Haywood agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

(g)	The Corporation agrees to reimburse the Underwriter monthly for the time spent by the Underwriter's personnel in connection with any Claim at their normal per diem rates.

Section 10 CONTRIBUTION

In the event that the indemnity provided for in Section 9 of this Agreement is unavailable for any reason (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or is insufficient to hold them harmless, the Corporation will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation or the Corporation's shareholders on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant provided that in no event will the Underwriter be responsible for any amount in excess of the Underwriting Fee. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation, wilful misconduct or illegal activity shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this Section. The right to contribution provided in this Section shall be in addition and not in derogation of any other right to contribution which the Underwriter or the Corporation may have by statute or otherwise by law.

Section 11 SEVERABILITY

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severed from this Agreement.

Section 12 EXPENSES

Whether or not the transactions provided for herein are completed, the Corporation shall pay all costs, fees and expenses of or incidental to the performance of its obligations under this Agreement including, without limitation, (i) the cost of qualifying the Units, including, without limitation, the costs of the Corporation's professional advisors, filing fees in Canada and the United States, and the costs and expenses of compliance with state securities or blue sky laws, (ii) the cost of printing any and all documents contemplated herein (including all prospectuses), (iii) the fees and expenses of the Corporation's auditors, counsel, and any local counsel (including U.S. counsel), and (iv) the out-of-pocket expenses of the Underwriter including expenses related to roadshows and marketing activities and the reasonable fees, disbursements and any applicable taxes payable thereon of counsel to the Underwriter. In the event that the Offering is terminated by reason of a default of the Underwriter, the Corporation shall not be responsible for the Underwriter's expenses under subparagraph (iv) above.

Section 13 INTENTIONALLY LEFT BLANK

Section 14 REMEDIES

The rights of termination contained in Section 8 of this Agreement are in addition to any other rights or remedies the Underwriter may have in respect of any default, act or failure to act or non-compliance with the Corporation in respect of any matters contemplated by this Agreement.

Section 15 OTHER OFFERINGS

(a)
The Corporation will not issue nor announce the issuance of any Common Shares or other securities for a period commencing on the date hereof and continuing for a period of 90 days following the Closing Date without the prior written consent of the Underwriter, which consent will not be unreasonably withheld or delayed. This condition shall not apply to the issuance of securities or agreement to do so, save and except (i) pursuant to the Corporation's employee stock option plan, (ii) pursuant to the exercise of options, warrants and other convertible or exchangeable securities of the Corporation outstanding as at the date hereof under existing option arrangements, including the Corporation's stock option plan as disclosed to the Underwriter at such time as this Agreement is executed, or (iii) in connection with any partnering, joint venture, business combination or similar arrangements entered into by the Corporation or pursuant to the investment agreement dated as of November 30, 2006 between the Corporation and 3M Company;.

(b)
Prior to the Closing Time, each of the executive officers and directors shall enter into agreements on terms and conditions satisfactory to the Underwriter in which they will covenant and agree that they will not, for a period commencing on the date hereof and continuing for a period of 90 days following the Closing Date, directly or indirectly, offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, or publicly announce any intention to offer, sell, contract to sell, grant or sell any option to purchase, hypothecate, pledge, transfer, assign, purchase any option or contract to sell, lend, swap or enter into any agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, Common Shares held by them, directly or indirectly, without first obtaining the prior written consent of the Underwriter, which consent will not be unreasonably withheld or delayed, and will not be withheld upon the occurrence of a take-over bid or similar transaction involving a change of control of the Corporation.

Section 16 SURVIVAL

All warranties, representations, covenants and agreements herein contained or contained in documents submitted or required to be submitted pursuant to this Agreement shall survive the purchase of the Units and shall continue in full force and effect, regardless of the closing of the sale of the Units and regardless of any investigation which may be carried on by or on the behalf of any party hereto, until the Survival Limitation Date. Without any limitation of the foregoing, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely.

Section 17 TIME OF THE ESSENCE AND GOVERNING LAWS

Time shall be of the essence in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Section 18 NOTICES

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

(a)           to the Corporation at:

Response Biomedical Corporation

Response Biomedical Corporation
1781 - 75th Avenue West
Vancouver, BC
V6P 6P2

Attention:	S. Wayne Kay
President and Chief Executive Officer
Facsimile:	(604) 456-6066

with a copy to:
Borden Ladner Gervais LLP
1200 - 200 Burrard Street
Vancouver, BC V7X 1T2

Attention:	Warren Learmonth
Facsimile:	(604) 687-1415

(b)	to the Underwriter at: Haywood Securities Inc. 2000 Commerce Place 400 Burrard Street Vancouver, BC V6C 3A6

Attention:	Blake Corbet
Managing Director, Investment Banking
Facsimile:	(604) 697-7495

with a copy to:

Fasken Martineau DuMoulin LLP
Suite 2900 - 550 Burrard Street
Vancouver, BC, Canada V6C OA3

Attention:	Blair Horn

Facsimile No.:	(604) 631-3232

or at such other address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if by facsimile, on the next business day after such notice or other communication has been facsimile (with receipt confirmed).

Section 19 ENTIRE AGREEMENT

This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings, including the engagement letter dated May 5, 2009. This Agreement may be amended or modified in any respect by written instrument only.

Section 20 PRESS RELEASES

The Corporation shall provide the Underwriter and its counsel with a copy of all press releases to be issued by the Corporation concerning the sale of Units contemplated hereby prior to the issuance thereof, and shall give the Underwriter and its counsel a reasonable opportunity to provide comments on any press release.

Section 21 COUNTERPART SIGNATURE

This Agreement may be executed in one or more counterparts (including counterparts by facsimile) which, together, shall constitute an original copy hereof as of the date first noted above.

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Section 22. ACCEPTANCE

If this Agreement accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Corporation, please communicate your acceptance by executing where indicated below and returning by facsimile one copy and returning by courier one originally executed copy to Haywood Securities Inc.

Yours very truly,

HAYWOOD SECURITIES INC.

By: /s/ Blake Corbet
Blake Corbet
Managing Director,
Investment Banking

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED at as of this 7th day of May, 2009.

RESPONSE BIOMEDICAL

By: /s/ S. Wayne Kay
Wayne Kay
Chief Executive Officer

SCHEDULE "A"

SUBSIDIARIES

Response Biomedical Inc. (Washington State) - 100% owned by the Corporation

Response Development Inc. (British Columbia) - 100% owned by the Corporation

SCHEDULE "B"

OUTSTANDING CONVERTIBLE SECURITIES

OUTSTANDING CONVERTIBLE SECURITIES

As at May 4, 2009, the following common share purchase warrants were outstanding

Issue Date	Number of common shares issuable	Exercise price $	Expiry date
October 28, 2008	15,542,218	$0.20	October 28, 2011
October 31, 2008	1,459,450	$0.20	October 31, 2011
	17,001,668	$0.20

As at May 4, 2009, there were 9,755,225 (of which 2,086,536 are exercisable at a weighted-average exercise price of $0.68 per share) common shares issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $0.64 per share expiring at various dates to December 2, 2013.

SCHEDULE "C"

UNITED STATES OFFERS AND SALES

As used in this Schedule "C" and related appendices, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Underwriting Agreement to which this Schedule "C" is annexed and the following terms shall have the meanings indicated:

(a)	"Accredited Investor" means an entity that is an "accredited investor" within the meaning of Rule 501(a) of Regulation D;

(b)
"Directed Selling Efforts" means "directed selling efforts" as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units, Unit Shares, Warrants or Warrant Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Units;

(c)
"Foreign Private Issuer" shall have the meaning ascribed thereto in Rule 405 under the U.S. Securities Act. Without limiting the foregoing, but for greater clarity, it means any issuer which is a corporation or other organization incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions as of the last business day of its most recently completed second fiscal quarter: (1) more than 50 percent of the issuer's outstanding voting securities are directly or indirectly owned of record by residents of the United States; and (2) any of the following: (i) the majority of the executive officers or directors of the issuer are United States citizens or residents, (ii) more than 50 percent of the assets of the issuer are located in the United States, or (iii) the business of the issuer is administered principally in the United States;

(d)
"General Solicitation or General Advertising" means "general solicitation or general advertising", as used in Rule 502(c) of Regulation D, including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(e)	"Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

(f)	"Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act;

(g)	"SEC" means the United States Securities and Exchange Commission;

(h)	"Securities" means the Units, the Unit Shares, the Warrants, the Warrant Shares, the Broker Warrants and the Broker Warrant Shares;

(i)	"Substantial U.S. Market Interest" means "substantial U.S. market interest" as that term is defined in Regulation S;

(j)	"United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(k)	"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

(l)	"U.S. Person" means a "U.S. person" as that term is defined in Regulation S;

(m)
"U.S. Purchaser" means (a) any U.S. Person or person purchasing the Units in the United States, (b) any person purchasing the Units on behalf of any U.S. Person or person in the United States, (c) any person that receives or received an offer of the Units while in the United States, and (d) any person that is in the United States at the time the person's buy order was made or the subscription agreement, attached as Exhibit 1 to the U.S. Final Offering Memorandum was executed or delivered; and

(n)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

Representations, Warranties and Covenants of the Underwriter

The Underwriter, on behalf of itself and its U.S. Affiliate, acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and the Units may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and state securities laws. Accordingly, the Underwriter, on behalf of itself and its U.S. Affiliate, represents, warrants and covenants to and with the Corporation as at the date hereof, the Closing Date and any Subsequent Closing Date that:

1.
 t has not offered and sold, and will not offer and sell, any Units as a part of its distribution except: (a) outside the United States and to persons that are not U.S. Persons or purchasing for the account or benefit of U.S. Persons in accordance with Rule 903 of Regulation S and in compliance with applicable local laws and regulations, or (b) in the United States and to, or for the account or benefit of, U.S. Persons in accordance with Rule 506 of Regulation D as provided in paragraphs 2 through 10 below. Accordingly, neither the Underwriter nor any of its Affiliates nor any persons acting on its or their behalf, has made or will make (except as permitted in paragraphs 2 through 10 below) (i) any offer to sell or any solicitation of an offer to buy, any Units to any person in the United States or any U.S. Person, (ii) any sale of Units to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States and not a U.S. Person, or such Underwriter, Affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States and not a U.S. Person, or (iii) any Directed Selling Efforts in the United States with respect to the Securities.

2.
It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Units, except with its Affiliates, any Selling Firms or with the prior written consent of the Corporation. It shall require each Selling Firm to agree, for the benefit of the Corporation, to comply with, and shall use its reasonable efforts to ensure that each Selling Firm complies with, the same provisions of this Schedule as apply to the Underwriter as if such provisions applied to such Selling Firm.

3.
All offers and sales of Units in the United States and to, or for the account or benefit of, U.S. Persons have been and will be effected by or through the Underwriter's U.S. Affiliate, duly registered as a broker or dealer under Section 15(b) of the U.S. Exchange Act and all applicable state securities laws, and a member in good standing with the Financial Industry Regulatory Authority, Inc., on the date of each such offer and sale, in accordance with all applicable United States state and federal securities (including broker-dealer) laws and the applicable rules of the Financial Industry Regulatory Authority, Inc.

4.
It and its Affiliates have not, either directly or through a person acting on its or their behalf, solicited and will not solicit offers for, and have not offered to sell and will not offer to sell, Units in the United States or to, or for the account or benefit of, U.S. Persons by any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of section 4(2) of the U.S. Securities Act.

5.
Any offer, sale or solicitation of an offer to buy Units that has been made or will be made by it in the United States or to, or for the account or benefit of, a U.S. Person was or will be made only on behalf of the Corporation in compliance with Rule 506 of Regulation D to persons reasonably believed to be Accredited Investors. All offers, sales and solicitations of offers to buy Units that have been made or will be made by it in the United States or to, or for the account or benefit of, a U.S. Person were or will be exempt from registration under and in compliance with applicable state securities laws.

6.
Prior to completion by it of any sale of Units in the United States or to, or for the account or benefit of, a U.S. Person, each U.S. Purchaser shall be required to execute a subscription agreement, in a form attached as Exhibit 1 to the U.S. Final Offering Memorandum ("Subscription Agreement").

7.
Each of its offerees that is in the United States or is, or is acting for the account or benefit of, a U.S. Person shall be provided with a copy of one or both of the U.S. Preliminary Offering Memorandum and the U.S. Final Offering Memorandum. Each U.S. Purchaser of Units will have received, prior to the time of purchase of any Units, a copy of the U.S. Final Offering Memorandum.

8.
Immediately prior to transmitting the U.S. Preliminary Offering Memorandum or the U.S. Final Offering Memorandum, the Underwriter and its U.S. Affiliate had reasonable grounds to believe and did believe that each offeree was an Accredited Investor, and at the time of completion of each sale to a U.S. Purchaser, the Underwriter and its U.S. Affiliate will have reasonable grounds to believe and will believe, that each purchaser is an Accredited Investor.

9.
At least one business day prior to the Closing Date, and any Subsequent Closing Date, the Corporation and its transfer agent will be provided with a list of all U.S. Purchasers of Units. Prior to the Closing Time on the Closing Date, and the Closing Time on any Subsequent Closing Date, it will provide the Corporation with copies of all Subscription Agreements for acceptance by the Corporation.

10.
At the Closing Time on the Closing Date, and at the Closing Time on any Subsequent Closing Date, the Underwriter together with its U.S. Affiliate who placed any Units in the United States or to, or for the account or benefit of, U.S. Persons, will provide a certificate, substantially in the form of Appendix I to this Schedule "C", relating to the manner of the offer and sale of Units in the United States and to, or for the account or benefit of, U.S. Persons, or be deemed to represent and warrant to the Corporation that it and its U.S. Affiliate did not offer or sell any Units in the United States or to, or for the account or benefit of, U.S. Persons.

11.
The Underwriter is not a U.S. Person. No portion of the Broker Warrants is being acquired by the Underwriter's U.S. Affiliate or any other U.S. Person. The Underwriter is acquiring the Broker Warrants for its own account and not for the benefit or account of any other person, did not receive or accept the offer to acquire the Broker Warrants in the United States, and acknowledges that the Broker Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless an exemption from registration under the U.S. Securities Act and applicable state securities laws is available and it delivers to the Corporation an opinion of counsel, satisfactory to the Corporation, to such effect.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees as at the date hereof, the Closing Date and any Subsequent Closing Date that:

1.
The Corporation is not, and as a result of the sale of the Units contemplated hereby will not be registered or required to be registered as an "investment company", as defined in the United States Investment Company Act of 1940, as amended. The Corporation will use its commercially reasonable efforts not to become subject to such act at any time prior to the Closing Date or while any of the Warrants or Broker Warrants are outstanding.

2.
Except with respect to offers and sales to Accredited Investors in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Rule 506 of Regulation D, neither the Corporation nor any of its Affiliates, nor any person acting on its or their behalf (other than the Underwriter, its Affiliates or any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Units to a person in the United States or any U.S. Person; or (B) any sale of Units unless, at the time the buy order was or will have been originated, (i) the purchaser is outside the United States and not a U.S. Person or (ii) the Corporation, its Affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and not a U.S. Person.

3.
During the period in which Units are offered for sale, neither it nor any of its Affiliates, nor any person acting on its or their behalf (other than the Underwriter, its Affiliates or any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made) has engaged in or will engage in any Directed Selling Efforts in the United States or has taken or will take any action that it believes would cause the exemptions from registration afforded by Rule 506 of Regulation D to be unavailable for offers and sales of Units in the United States and to, or for the account or benefit of, U.S. Persons in accordance with this Schedule "C", or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sale of Units outside the United States to non-U.S. Persons in accordance with this Underwriting Agreement.

4.
None of the Corporation, any of its Affiliates or any person acting on its or their behalf (other than the Underwriter, its Affiliates or any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, Units in the United States by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of section 4(2) of the U.S. Securities Act.

5.	The Corporation is a Foreign Private Issuer and reasonably believes that there is no Substantial U.S. Market Interest in any of the Securities.

6.
Neither the Corporation nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

7.
The Corporation has not sold, offered for sale or solicited any offer to buy and will not sell, offer for sale or solicit any offer to buy any of its securities in the United States in a manner that would be integrated with and would cause the exemption from registration provided by Rule 506 of Regulation D, or the exclusion from registration provided by Rule 903 of Regulation S, to be unavailable with respect to offers and sales of the Units pursuant to this Schedule "C".

8.
The Corporation will complete and file with the SEC a notice on Form D within 15 days after the first sale of Units pursuant to Rule 506 of Regulation D, and will make such filings with state securities commissions as may be required.

APPENDIX I
TO SCHEDULE "C"
UNDERWRITER'S CERTIFICATE

In connection with the private placement of Units of Response Biomedical Corporation (the "Corporation") to U.S. Purchasers pursuant to the Underwriting Agreement  dated May , 2009, among the Corporation and the Underwriter (the "Underwriting Agreement"), the undersigned does hereby certify, to the extent applicable, that:

(i)
 the Units have been offered and sold in the United States and to, or for the account or benefit of, U.S. Persons only by [NAME OF U.S. AFFILIATE], which was on the dates of such offers and sales, and is on the date hereof, a duly registered broker or dealer pursuant to section 15(b) of the U.S. Exchange Act and under the securities laws of each state in which such offers and sales were made (unless exempted from the respective state's broker-dealer registration requirements) and was and is a member in good standing with the Financial Industry Regulatory Authority, Inc. on the date of each such offer and sale and on the date hereof;

(ii)
all offers and sales of the Units in the United States and to, or for the account or benefit of, U.S. Persons have been made by us in accordance with all applicable United States federal and state securities (including broker-dealer) laws;

(iii)
each offeree of the Units in the United States or that was, or was acting for the account or benefit of. a U.S. Person, was provided with a copy of one or both of (i) the U.S. Preliminary Offering Memorandum, and (ii) the U.S. Final Offering Memorandum; and each U.S. Purchaser was provided, prior to the date of sale of the Units, with a copy of the U.S. Final Offering Memorandum, and no other written material was used in connection with the offer and sale of the Units in the United States and to, or for the account or benefit of, U.S. Persons;

(iv)
immediately prior to transmitting such documents to such offerees, we had reasonable grounds to believe and did believe that each offeree was an Accredited Investor, and, on the date hereof, we have reasonable grounds to believe and do believe that each U.S. Purchaser is an Accredited Investor;

(v)	no form of General Solicitation or General Advertising was used by us in connection with the offer or sale of Units in the United States or to, or for the account or benefit of, U.S. Persons;

(vi)	the offering of Units has been conducted by us in accordance with the terms of the Underwriting Agreement, including Schedule "C" thereto; and

(vii)	prior to any sale of Units in the United States or to, or for the account or benefit of, a U.S. Person we caused each U.S. Purchaser to execute a Subscription Agreement.

Terms used in this certificate have the meanings given to them in the Underwriting Agreement (including Schedule "C" thereto) unless otherwise defined herein.

Dated this_______________ day of_______________, 2009.

[NAME OF UNDERWRITER]

By:__________________________	By:__________________________
Name:	Name:
Title:	Title: